Ex. 99.1

Lordstown Motors Reports Second Quarter 2021 Financial Results

LORDSTOWN, OH (August 11, 2021) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors”), a leader in electric light duty trucks focused on the commercial fleet market, today released its second quarter 2021 financial results and provided a business outlook.

Key Business Highlights

●	Reported second quarter 2021 net loss of $108 million, capex of $121 million and cash of $366 million on June 30, 2021.
●	Beginning limited vehicle production in late September.
●	Lordstown plant is production ready with retooling of stamping, assembly, body, and paint shops completed
●	Battery line is fully commissioned and first electric hub motor line has been site commissioned and is currently being installed.
●	Strengthened leadership is unlocking the value of Lordstown Motors by introducing five strategic priorities to expand go forward commercial strategy.
●	Recently secured an equity purchase agreement for access to $400 million in capital; due diligence underway with multiple strategic partners that come with potential capital infusion as well as pursuing external capital sources including debt and equity-linked securities.

Executive Commentary

“In the second quarter, we continued to make great strides towards our objective of delivering a revolutionary electric pickup truck,” stated Lordstown Motors’ Executive Chairwoman Angela Strand. “This included completing retooling of several critical areas of our Lordstown facility and concluding our beta build program. Beta builds have successfully completed numerous independent third-party crash tests and are achieving the standard requirements to meet FVMSS and plan for a five-star crash rating. A particular highlight during the quarter was Lordstown Week. During this week-long period, we proudly opened our doors and showcased our great team and technology, demonstrating the capacity and flexibility of our plant, our capable team and our innovative technologies.”

“We are also evaluating potential strategic partners, with multiple industry participants recognizing the tremendous advantages available to them from utilizing our well situated, 6.2 million square foot manufacturing plant and 650 acre campus. The size and scope of our facility is such that we could easily accommodate additional manufacturing partners while still affording us the ability to build a successful Endurance program and leverage its skateboard for additional models in the years ahead.”

“We are launching the Endurance with a prudent ramp of production given a challenging industry and supply chain landscape. We are on track to begin limited production at the end of September and through the fourth quarter and complete vehicle validation and regulatory approvals in December and January. This will be followed by deployments with selected early customers in Q1 in advance of commercial deliveries in early Q2, with the ramp steepening the second half of next year.”

2021 Objectives and Financial Outlook

We are updating the financial outlook for 2021 that we previously provided with our first quarter 2021 earnings release. Revised guidance is as follows:

●	Expected Endurance production in 2021 will be limited to coincide with commercialization roadmap.
●	Expected capital expenditures of between $375 and $400 million, largely related to prepayments for hard tool purchases.
●	Expected operating expenses of between $95 and $105 million in selling, general and administrative (SG&A) costs and between $310 and $320 million in research and development (R&D) costs.
●	Expected end of 3Q21 liquidity of between $225 and $275 million in cash and cash equivalents without including any funds from a capital raise.

Conference call Information

Lordstown Motors will host a conference call at 4:30 p.m. Eastern Time today (Wednesday, August 11, 2021). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

Financial Results

Lordstown Motors Corp.

Consolidated Statement of Operations

(Amounts in thousands, except per share data -- Unaudited)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net sales	$—	$—	$—	$—
Operating expenses
Selling and administrative expenses	33,793	5,155	48,187	8,677
Research and development expenses	76,544	4,786	168,356	13,254
Total operating expenses	$110,337	$9,941	$216,543	$21,931
Loss from operations	(110,337)	(9,941)	$(216,543)	$(21,931)
Other income (expense)
Other income (expense)	1,877	2,346	(17,255)	2,472
Interest income (expense)	260	(363)	387	(364)
Loss before income taxes	$(108,200)	$(7,958)	$(233,411)	$(19,823)
Income tax expense	—	—	—	—
Net loss	$(108,200)	$(7,958)	$(233,411)	$(19,823)
Loss per share attributable to common shareholders
Basic & Diluted	(0.61)	(0.11)	(1.33)	(0.27)
Weighted-average number of common shares outstanding
Basic & Diluted	176,585	73,951	175,595	72,931

All activity and balances related to common stock prior to the business combination have been restated based on the Exchange Ratio in the Merger Agreement.

Lordstown Motors Corp.

Consolidated Balance Sheets

(Amounts in thousands except share data -- Unaudited)

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		Restated
	June 30, 2021	December 31, 2020
ASSETS:
Current Assets
Cash and cash equivalents	$365,900	$629,761
Accounts receivable	2	21
Prepaid expenses and other current assets	19,188	24,663
Total current assets	$385,090	$654,445
Property, plant and equipment	286,303	101,663
Intangible assets	11,111	11,111
Other non-current assets	4,750	—
Total Assets	$687,254	$767,219
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts payable	$48,785	$32,536
Accrued and other current liabilities	32,593	1,538
Total current liabilities	$81,378	$34,074
Note payable	—	1,015
Warrant liability	6,873	101,392
Total liabilities	$88,251	$136,481
Stockholders’ equity
Class A common stock, $0.0001 par value, 300,000,000 shares authorized; 176,606,440 and 168,007,960 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	$18	$17
Additional paid in capital	966,837	765,162
Accumulated deficit	(367,852)	(134,441)
Total stockholders’ equity	$599,003	$630,738
Total liabilities and stockholders' equity	$687,254	$767,219

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About Lordstown Motors Corp.

Lordstown Motors Corp. is an Ohio-based original equipment manufacturer of light duty fleet vehicles, founded with the purpose of transforming Ohio's Mahoning Valley and Lordstown, Ohio, into the epicenter of electric-vehicle manufacturing. The company owns the 6.2 million square foot Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world's first full-size, all-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our significant projected funding needs; the availability, timing and terms of any financing that we may pursue; our limited operating history; risks related to the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance, to establish appropriate supplier relationships, to successfully complete testing and to start production of the Endurance in accordance with our projected timeline and budget; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; competition in the electric pickup truck market; our inability to retain key personnel and to hire additional personnel; our inability to develop a sales distribution network; and the ability to protect our intellectual property rights. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Carter W. Driscoll, CFA

lordstownIR@icrinc.com

Media

Kimberly Spell

kimberly.spell.ext@lordstownmotors.com